PROFESSIONAL IDIOTS

COMMON STOCK

Number of Shares

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

FULLY PAID AND NON-ASSESSABLE COMMON SHARES WITH OUT PAR VALUE IN THE CAPITAL OFF

PROFESSIONAL IDIOTS, INC.

SEE REVERSE FOR CERTAIN DEFINTIONS

THIS CERTIFIES THAT

SPECIMEN ONLY- NON NEGOTIABLE

IS THE OWNER OF ****NUL****

In the Authorized share structure of the aboved named Company subject to the Articles of the Company transferable on the Central Securities Register of the Company by the registered holder in person or by attorney duly authorized in writing upon surrender of thiscertificate propertly

Issue Date

President